UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2007

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

550 Bowie St.

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 21, 2007, we and our wholly-owned subsidiary, WFMI Merger Co. (“Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) with Wild Oats Markets, Inc. (“Wild Oats”), pursuant to which we, through Merger Sub, will commence an offer to purchase all the outstanding shares of Wild Oats (“Wild Oats Shares”) at a purchase price of $18.50 per share in cash (the “Offer”).  Following the consummation of the Offer, Merger Sub will merge with and into Wild Oats (the “Merger”). The Merger Agreement includes customary representations, warranties and covenants by the respective parties.  A copy of the Merger Agreement is furnished herewith as Exhibit 2.1.

Consummation of the Offer and the Merger are subject to customary closing conditions, including the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The consummation of the Offer is conditioned on our acquiring a majority of the Wild Oats Shares.

Under a Tender and Support Agreement, dated as of February 21, 2007 (the “Tender Agreement”), among us, Merger Sub, Wild Oats, Yucaipa American Alliance Fund I, L.P. (“YAAF”), and Yucaipa American Alliance (Parallel) Fund I, L.P. (“YAAF Parallel” and together with YAAF, “Yucaipa”), Yucaipa has committed to accept the Offer and to tender all Wild Oats Shares beneficially owned by it, which represents approximately 18% of the outstanding shares of Wild Oats.  A copy of the Tender Agreement is furnished herewith as Exhibit 99.1.

The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Whole Foods Market will file a tender offer statement with the U.S. Securities and Exchange Commission.  Investors and Wild Oats stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Wild Oats with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.

Item 7.01.  Regulation FD Disclosure

On February 21, 2007, we issued a joint press release with Wild Oats regarding the matters described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2007, by and among Whole Foods Market, Inc., Wild Oats Markets, Inc., and WFMI Merger Co.

99.1

Tender and Support Agreement, dated as of February 21, 2007, by and among Whole Foods Market, Inc., Wild Oats Markets, Inc., WFMI Merger Co., Yucaipa American Alliance Fund I, L.P., and Yucaipa American Alliance (Parallel) Fund I, L.P.

99.2	Press Release dated February 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: February 21, 2007	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 21, 2007, by and among Whole Foods Market, Inc., Wild Oats Markets, Inc., and WFMI Merger Co.

99.1

Tender and Support Agreement, dated as of February 21, 2007, by and among Whole Foods Market, Inc., Wild Oats Markets, Inc., WFMI Merger Co., Yucaipa American Alliance Fund I, L.P., and Yucaipa American Alliance (Parallel) Fund I, L.P.

99.2	Press Release dated February 21, 2007